AMENDMENT NO. 2 TO THE FIRST AMENDED
         AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                  MID-AMERICA APARTMENTS, L.P.


     Pursuant to Article XI of the First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Mid-America Apartments, L.P. (the "Partnership"), the undersigned, being the sole general partner of the Partnership, hereby amends the Partnership Agreement as follows:

     Article II of the Partnership Agreement is hereby amended by adding the following sentences to Section 2.03(a):

     The interest of the General Partner in the Partnership will consist of a one percent (1%) general partnership interest and the balance of its interest will be a Limited Partnership Interest. In that regard, the General Partner is hereby admitted as an Additional Limited Partner pursuant to Section 4.02(a) of the Partnership Agreement. The General Partner has determined that the General Partner has paid fair value for said Limited Partnership Interest.

     Article V of the Partnership Agreement is hereby amended by adding Section 5.01A as follows:

          5.01A           Special  Allocation  with  respect   to
     Affiliated Properties. In the event that the General Partner shall own real property or other investment assets other than through the Partnership or shall own stock in any qualified REIT subsidiary (as defined in the Code) or other entity (other than another partnership of which the Partnership owns at least 90% of the interests) that owns real property or other investment assets (an "Affiliated Entity"), and the General Partner or such Affiliated Entity shall receive income from such real property or investment assets, then there shall be a special allocation of Profit and Loss of the Partnership to the Limited Partners based on the following formula:

               Allocation = [(U/(S+U))xCNI] - [(U/(S+U))xPNI]

     In the foregoing formula: (i) U equals the aggregate number of Partnership Units owned by Limited Partners from time to time; (ii) S equals the aggregate number of REIT Shares issued and outstanding from time to time; (iii) CNI equals the aggregate aggregate net income (or loss) for financial accounting purposes of the Partnership, the General Partner and all Affiliated Entities which the General Partner is required to consolidate in its Statement of Operations; and
     (iv)  PNI  equals  the aggregate net income  (or  loss)  for financial accounting purposes of the Partnership. The foregoing allocation shall be prior to any other allocation of Profit or Loss, with any remaining Profit or Loss being allocated among the Partners pursuant to Section 5.01(a) above. The special allocations shall be allocated among the Limited Partners in proportion to their Percentage Interests in the Partnership.

          For income tax purposes, the General Partner is authorized to use any reasonable and lawful method to effect the foregoing allocations for tax accounting and capital account accounting purposes to properly reflect the economic effect of the foregoing special allocation.

     Article VII, Section 7.01(b) of the Partnership Agreement is hereby amended by deleting the reference to 20% in the first line thereof and inserting "1%" in lieu thereof.

     IN WITNESS WHEREOF, the foregoing Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Mid-America Apartments, L.P. has been signed and delivered as of this 24th day of February, 1996 by the undersigned as general partner of the Partnership.


                         MID-AMERICA APARTMENT COMMUNITIES, INC.
                         as General Partner


                         By: /s/ George E. Cates
                             -------------------
                         Title:     President